Exhibit 99.1

Forterra Enters Into Definitive Agreement to Be Acquired by Quikrete

Forterra Shareholders to Receive $24.00 Per Share in Cash

Irving, TX and Atlanta, GA – February 22, 2021 – Forterra, Inc. (“Forterra” or “the Company”) (NASDAQ:FRTA), a leading manufacturer of water and drainage infrastructure pipe and products in the United States and Eastern Canada, today announced that it has entered into a definitive agreement under which Quikrete Holdings, Inc. (“Quikrete”) will acquire all outstanding shares of Forterra for $24.00 per share in an all cash transaction valued at approximately $2.74 billion, including outstanding debt.

The transaction, which was unanimously approved by the Forterra Board of Directors, represents a premium of approximately 38.5% to Forterra’s 90-day volume-weighted average share price on February 19, 2021. Upon completion of the transaction, Forterra will become a privately held company.

“Forterra and Quikrete are an ideal strategic fit, and this combination is a natural next step for our company, enabling us to better serve our customers across the company on their concrete projects from start to finish. We are excited to grow our capabilities in the potable water distribution market through Forterra’s well-respected U.S. Pipe business,” said Will Magill, CEO of Quikrete Holdings, Inc. “We are excited to welcome the Forterra team and bring our two great companies together.”

“We are pleased to announce this transaction with Quikrete, which delivers a compelling cash premium to our shareholders,” said Forterra CEO Karl Watson, Jr. “We admire Quikrete’s impressive 80 year history and commitment to delivering superior service and products to customers. Over the past two years, we have made significant progress executing on our five improvement pillars of safety, plant-level operational discipline, enhanced commercial capabilities, working capital efficiency, and general and administrative expense effectiveness. Today’s announcement advances that progress and is a testament to our team members’ hard work and commitment to Forterra. We look forward to working with Quikrete to build on our positive momentum and achieve even greater success together.”

“Following a thorough review of the opportunities available to Forterra to deliver the greatest value to shareholders, the Forterra Board of Directors unanimously determined that entering into this agreement with Quikrete and becoming a private company again is the best path forward to maximize value,” said Chris Meyer, Chairman of the Forterra Board. “The transaction with Quikrete represents an exciting new chapter for Forterra – one that could not have been achieved without the leadership from the entire management team and the dedication of all Forterra team members.”

In light of this announcement, Forterra will issue earnings as planned after the close of business February 24, 2021, but will not be hosting its previously announced fourth quarter and full year 2020 earnings conference call on February 25, 2021.

Approvals

An affiliate of Lone Star Funds (“Lone Star”), a global private equity firm, acquired Forterra in 2015 and has maintained a majority ownership since the Company’s initial public offering in 2016. Following execution of the merger agreement, Lone Star, which owns approximately 53% of the Company’s outstanding shares of common stock, approved the transaction by written consent. No further action by Forterra’s shareholders is needed or will be solicited in connection with the merger.

The transaction is expected to close in the fourth quarter of 2021, subject to customary closing conditions, including receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Advisors

Citi is serving as financial advisor to Forterra, and Gibson, Dunn & Crutcher LLP is serving as legal counsel for the transaction, with Kirkland & Ellis LLP serving as regulatory counsel. Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Quikrete and Troutman Pepper Hamilton Sanders LLP is serving as legal counsel for the transaction, with King & Spalding LLP serving as regulatory counsel. Wells Fargo has provided a debt financing commitment for an incremental loan to finance the transaction.

About Forterra

Forterra is a leading manufacturer of water and drainage pipe and products in the U.S. and Eastern Canada for a variety of water-related infrastructure applications, including water transmission, distribution, drainage and stormwater systems. Based in Irving, Texas, Forterra’s product breadth and scale help make it a preferred supplier for water-related pipe and products, serving a wide variety of customers, including contractors, distributors and municipalities. For more information on Forterra, visit http://forterrabp.com.

About Quikrete Holdings, Inc.

Quikrete Holdings, Inc. is a privately owned family business founded in 1940. It is a leading buildings materials company based in Atlanta, Georgia. Quikrete’s portfolio ranges from its iconic Quikrete branded concrete and mortar mixes to precast and steel pedestrian and vehicular bridges. This includes brands such as Quikrete, Spec Mix, QPR, Pavestone, Custom Building Products, Rinker Materials, and Contech Engineered Solutions. The business’ products include packaged cementitious products, pavers, retaining wall systems, masonry units, tile grouts and thin sets, concrete pipe and box culverts, corrugated metal pipe, engineered storm water systems, and structural precast and steel pedestrian and vehicular bridges. Quikrete services the US and Canadian new construction and repair and remodeling residential, commercial, and infrastructure markets.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expected, including: risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable anti-trust legislation and other regulatory and third party consents and approvals; the failure to consummate or delay in consummating the merger for other reasons; the risk that a condition to closing of the merger may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the merger; failure of Quikrete to obtain any financing required to consummate the merger; failure to retain key management and employees of the Company; issues or delays in the successful integration of the Company’s operations with those of Quikrete, including incurring or experiencing unanticipated costs and/or delays or difficulties; unfavorable reaction to the merger by customers, competitors, suppliers and employees; and additional factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements contained in this communication are based on current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond the Company’s control, as well as the other factors described in Item 1A, “Risk Factors” in the Company’s 2019 10-K filed with the SEC on February 27, 2020, as supplemented in Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 29, 2020. The COVID-19 pandemic may also precipitate or exacerbate these and other unknown risks and uncertainties. Additional factors or events that could cause the Company’s actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Should one or more of these risks or uncertainties materialize or should any of the Company’s assumptions prove to be incorrect, actual results may vary in material respects from what the Company may have expressed or implied by these forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

The Company will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to the Company’s stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://investors.forterrabp.com/.

Forterra Contact Information:

Investor Relations:

Charlie Brown

Executive Vice President and Chief Financial Officer

469-299-9113

IR@forterrabp.com

Media Relations:

Jed Repko, Ed Trissel or Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Quikrete Contact Information:

Frank Owens

Chief Marketing Officer

Quikrete Holdings, Inc.

404-634-9100

Frank.owens@quikrete.com